     As filed with the Securities and Exchange Commission on June 15, 2001
                                                           Registration No. 333-
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                _______________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                _______________

                                CONCEPTUS, INC.
            (Exact Name of Registrant as Specified in Its Charter)

          Delaware                                          97-3170244
(State or Other Jurisdiction of                           (IRS Employer
Incorporation or Organization)                         Identification Number)

                                _______________

                              1021 Howard Avenue
                         San Carlos, California 94070
                                (650) 802-7240

          (Address of Principal Executive Offices including Zip Code)
                                _______________

                THE CONCEPTUS, INC. 2001 EQUITY INCENTIVE PLAN

                           (Full Title of the Plan)
                                _______________

                                 Steven Bacich
                               President and CEO
                                Conceptus, Inc.
                              1021 Howard Avenue
                         San Carlos, California 94070
                                (650) 802-7240
                                _______________

                    (Name and Address and Telephone Number,
                   Including Area Code, of Agent for Service)
                                _______________

-------------------------------------------------------------------------------------------------------
                                   CALCULATION OF REGISTRATION  FEE
-------------------------------------------------------------------------------------------------------
                                                  Amount       Proposed       Proposed     Amount of
                                                  to be        Maximum        Maximum     Registration
                                                Registered  Offering Price    Aggregate      Fee
                                                             Per Share (1)     Offering
                                                                               Price (1)
-------------------------------------------------------------------------------------------------------
Common stock, par value $.003 per share          1,000,000      $13.63       $13,634,899      $3,409
-------------------------------------------------------------------------------------------------------
Preferred share purchase rights (2)              1,000,000
-------------------------------------------------------------------------------------------------------

(1) Estimated solely for the purpose of calculating the registration fee (i) pursuant to Rule 457(h) for 191,650 shares subject to options previously granted under the 2001 Equity Incentive Plan at a weighted average exercise price of $10.45 per share and (ii) for the remaining 808,350 shares available for future grants under the 2001 Equity Incentive Plan, based on the average of the high and low sales prices of the Common Stock as reported on the Nasdaq Stock Market on June 13, 2001.

(2) Preferred share purchase rights are attached to and trade with the common stock of Conceptus, Inc. The value attributable to such rights, if any, is reflected in the market price of the common stock.

                                    PART I

             INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    The information called for in Part I of Form S-8 is not being filed with or included in this Registration Statement on Form S-8 (by incorporation by reference or otherwise) in accordance with the rules and regulations of the SEC.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

     This registration statement covers shares of Common Stock of Conceptus, Inc. that have been authorized for issuance pursuant to the Conceptus, Inc. 2001 Equity Incentive Plan.

Item 3.  Incorporation of Documents by Reference

     The following documents filed by the Registrant with the SEC are incorporated herein by reference:

     (a) Conceptus' Annual Report on Form 10-K for the year ended December 31, 2000 (including items incorporated by reference from the Registrant's Proxy Statement for its 2001 Annual Meeting of Stockholders) filed on March 29, 2001 (File No. 000-27596);

     (b) Conceptus' Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2001 filed on May 10, 2001 (File No. 000-27596);

     (c) The description of the common stock, par value $.003 per share, of Conceptus contained in the Registration Statement on Form 8-A (File No. 0-- 27596) filed on December 26, 1995; and

     (d) Conceptus' Current Reports on Form 8-K filed with the SEC on January 12, 2001, February 20, 2001, April 12, 2001 and May 1, 2001.

     In addition, all documents filed by Conceptus pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part of it from the respective dates of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities

     Not applicable.

Item 5.  Interests of Named Experts and Counsel

     Not applicable.

Item 6.  Indemnification of Directors and Officers

     Conceptus' Amended and Restated Certificate of Incorporation provides that to the fullest extent permitted by the Delaware General Corporation Law, a director of Conceptus shall not be personally liable to Conceptus or its stockholders for monetary damages for breach of fiduciary duty as a director. Under current Delaware law, liability of a director may not be limited (i) for any breach of the director's duty of loyalty to Conceptus or its stockholders,
(ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock redemptions or repurchases and (iv) for any transaction from which the director derives an improper personal benefit. The effect of the provision of Conceptus' Amended and Restated Certificate of Incorporation is to eliminate the rights of Conceptus and its stockholders (through stockholders' derivative suits on behalf of Conceptus) to recover monetary damages against a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (iv) above. This provision does not limit or eliminate the rights of Conceptus or any stockholder to seek nonmonetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Conceptus' Amended and Restated Certificate of Incorporation provides that Conceptus shall indemnify to the fullest extent permitted by law its directors, officers and employees and persons serving at any other enterprise as a director, officer or employee at Conceptus' request against losses incurred by any such person by reason of the fact that such person was acting in such capacity.

     In addition, Conceptus has entered into agreements with certain directors and officers of Conceptus pursuant to which Conceptus has agreed to indemnify such persons against expenses (including attorneys' fees), judgments, fines and certain amounts paid in settlement actually and reasonably incurred by such indemnified person if such person is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such indemnified person is or was a director, officer, employee or agent of Conceptus or any subsidiary of Conceptus, due to any action or inaction on the part of the indemnified person while an officer or director, or because the indemnified person is or was serving at the request of Conceptus as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, so long as such indemnified person acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of Conceptus and, with respect to any criminal action or proceeding, if such indemnified person had no reasonable cause to believe his or her conduct was unlawful. The agreements also provide that such indemnified persons will be entitled to an advance of expenses to meet the obligations indemnified against as set forth above.

Item 7.  Exemption From Registration Claimed

     Not applicable.

Item 8.  Exhibits

     See Index to Exhibits on page 7.

Item 9.  Undertakings

     (a) The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

              (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

              (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at termination of the offering.

     (b) The registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Carlos, State of California, on June 12, 2001.

                                Conceptus, Inc.

                                    /s/ Steven Bacich
                                    --------------------------------------
                                    Steven Bacich, President and CEO


     Each person whose signature appears below constitutes and appoints Steven Bacich and Glen K. Furuta, and each of them, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents, or either of them, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated:

Signature                                                  Title                             Date
---------                                                  -----                             ----
/s/ Steven Bacich                            President and Chief Executive Officer        June 12, 2001
---------------------------------------      and Director (Principal Executive
Steven Bacich                                Officer)

/s/ Glen K. Furuta                           Vice President, Finance &                    June 12, 2001
---------------------------------------      Administration & Chief Financial Officer
Glen K. Furuta                               (Principal Financial and Accounting
                                             Officer)

/s/ Kathryn Tunstall                         Chairman of the Board of Directors           June 11, 2001
---------------------------------------
Kathryn Tunstall

/s/ Howard D. Palefsky                       Director                                     June 8, 2001
---------------------------------------
Howard D. Palefsky

/s/ Sanford Fitch                            Director                                     June 9, 2001
---------------------------------------
Sanford Fitch

/s/ Florence Comite                          Director                                     June 8, 2001
---------------------------------------
Florence Comite

/s/ Richard D. Randall                       Director                                     June 11, 2001
---------------------------------------
Richard D. Randall

                               INDEX TO EXHIBITS

EXHIBIT

4.1       Conceptus, Inc. 2001 Equity Incentive Plan (1)

5.1       Opinion of Latham & Watkins

23.1      Consent of Ernst & Young LLP, Independent Auditors

23.2      Consent of Latham & Watkins (included in Exhibit 5.1)

24.1 Power of Attorney (included in the signature page to this registration statement).

______________________

(1) Incorporated by reference to our Definitive Proxy Statement on Schedule 14A (File No. 000-27596) filed with the Commission on April 20, 2001.